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                                                                    EXHIBIT 99.4
                          NOTICE OF GUARANTEED DELIVERY
                        FOR SUBSCRIPTION CERTIFICATES OF
                           TOWER FINANCIAL CORPORATION


        This form, or a form substantially equivalent to it, must be used to exercise rights pursuant to the Rights Offering described in the Prospectus, dated July 22, 2002 (the "Prospectus"), of Tower Financial Corporation, an Indiana corporation (the "Company"), if a rights holder cannot deliver the subscription certificate evidencing their rights (the "Subscription Certificate") to the Subscription Agent stated below prior to the close of business on August 21, 2002 (the "Expiration Date").

        To exercise rights using guaranteed delivery procedures, a rights holder must properly complete, sign and deliver this Notice of Guaranteed Delivery to the Subscription Agent by facsimile transmission, mail, overnight courier or hand delivery and this Notice of Guaranteed Delivery must be received by the Subscription Agent prior to the close of business on the Expiration Date. Additionally, payment of the entire subscription price of $10.75 per share for each share of Common Stock subscribed for pursuant to the exercise of rights and, if applicable, the oversubscription privilege must be received by the Subscription Agent in the manner specified in the Prospectus prior to the close of business on the Expiration Date (even if the Subscription Certificate is being delivered pursuant to guaranteed delivery procedures). In order for an exercise of rights using the guaranteed delivery procedures to be valid, the Subscription Certificate must be received by the Subscription Agent within three
(3) Nasdaq National Market System trading days after the date of the Notice of Guaranteed Delivery.

        The Subscription Agent is EQUISERVE TRUST COMPANY, N.A. The addresses, facsimile and telephone numbers of the Subscription Agent are:

                            Telephone: (800) 730-6001
               Monday through Friday during normal business hours

                            Facsimile: (781) 380-3388
                  Confirm Facsimile by Calling: (781) 575-4816


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By Mail:                     By Overnight Courier:      By Hand Delivery:
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EquiServe Trust Co.          EquiServe Trust Co.        Securities Transfer & Reporting
Attn:  Corporate Actions     Attn:  Corporate Actions   c/o EquiServe Trust Co.
Post Office Box 43025        40 Campanelli Drive        100 William's St. Galleria
Providence, RI  02940-3025   Braintree, MA  02189       New York, NY  10038
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        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY.


        Any questions regarding this form, payment of subscription funds or delivery of Subscription Certificates should be directed to the Subscription Agent at the number listed above. Questions regarding the Company or the Rights Offering should be directed to the lead marketing agent for the Rights Offering, Stifel, Nicolaus & Company, Incorporated, at (888) 530-3889 (toll free) or (260) 459-3989, Monday through Friday during normal business hours.


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Ladies and Gentlemen:

    The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate representing rights distributed by the Company and that such Subscription Certificate cannot be delivered to the Subscription Agent prior to the close of business on the Expiration Date. Upon the terms and subject to the conditions of the Rights Offering set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned elects to irrevocably subscribe for shares of the Company's Common Stock, without par value, to the extent set forth below:

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PRIMARY SUBSCRIPTION*:  No. Shares ______  x   Subscription Price: $10.75    =   Payment Tendered: $__________

OVERSUBSCRIPTION**:     No. Shares ______  x   Subscription Price: $10.75    =   Payment Tendered: $__________

TOTAL PAYMENT TENDERED:                                                                            $__________
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* The maximum number of primary subscription shares available by exercising rights is set forth on the front of your Subscription Certificate. Subscriptions may be made only for whole shares.

** Only shareholders who have subscribed for the maximum primary subscription shares available with their rights (excluding any rights received due to their status as optionholders) may subscribe for additional shares by exercising the oversubscription privilege. Your combined subscription cannot exceed 100,000 shares. Optionholders do not have an oversubscription privilege.


    The undersigned understands that payment of the entire subscription price for all shares for which the undersigned is subscribing must be received by the Subscription Agent prior to the close of business on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (CHECK APPROPRIATE BOX):

[ ] is being delivered to the Subscription Agent with this Notice of Guaranteed Delivery OR

[ ] has been delivered separately to the Subscription Agent by personal check, certified check, bank draft, cashier's check, or postal, telegraphic or express money order

If paid by certified check, bank draft or express money order, please provide the following information:

     Name of maker:_____________________________________________________________
     Date of check, draft or money order:_______________________________________
     Bank on which check is drawn or issuer of money order:_____________________

Note: Payment may not be made in cash or by wire transfer. Checks and money orders should be payable in U.S. dollars to "EquiServe Trust Company, N.A., as Subscription Agent for Tower Financial Corporation." Please reference your control number (shown on front of your Subscription Certificate) on your check or money order.


                                    SIGNATURE

Rights Holder Name: ____________________________________________________________

Signature: _______________________________________  Date: ________________, 2002

Printed Name of Signer: _______________________  Daytime Phone: ________________

Title of Signer, if signing in a representative capacity: ______________________

Subscription Certificate No.:_________  Number of Rights Held:__________________

Address:________________________________________________________________________
                   (Please print or type and include zip code)

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                              GUARANTEE OF DELIVERY

        The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three (3) Nasdaq National Market System trading days after the date hereof, the undersigned will deliver to the Subscription Agent the Subscription Certificate representing the rights being exercised hereby and any other required documents.


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Name of Firm


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Address (including zip code)


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Authorized Signature

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Title

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Name (print)

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Telephone Number

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Date


THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION CERTIFICATE TO THE SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.